AGREEMENT REGARING THE PURCHASE PRICE
                ADJUSTMENT, BONUS AND ADDITONAL CONSIDERATION

    This AGREEMENT REGARDING THE PURCHASE PRICE ADJUSTMENT, BONUS AND ADDITONAL CONSIDERATION (this "Agreement") made and dated as of February 28, 1997 is executed by and among Jotan, Inc. ("Jotan"), SHC Acquisition Corp. ("Acquisition"). Lester G. Gegenheimer ("Gegenheimer"), John L. Sanders, Jr. ("Sanders") and William P. Blincoe, III ("Blincoe") (Gegenheimer, Sanders and Blincoe collectively, the "Shareholders") and Southland Holding Company (the "Company") begin all the parties to the Share Purchase Agreement entered into on December 19, 1996 (the "Purchase Agreement"). Acquisition is the assignee of Jotan's rights and obligations under the Purchase Agreement pursuant to the certain Assignment of Rights Under Share Purchase Agreement of even date herewith.

1. Section 1.04 of the Purchase Agreement provides the Interim Financial Statements (as defined therein) will be prepared and used to calculate (i) the amount of the Dividend Payment referred to in Section 1.04(a) of the Purchase Agreement (the "Dividend") and (ii) the amount of the Purchase Price adjustment described in Section 1.03 of the Purchase Agreement. Each of the undersigned hereby agrees that the Company will not declare a dividend and all references to the Dividend Payment and the last two sentences of section 1.04(a) shall be deemed to be deleted. The parties also agree that the Purchase Price adjustment shall be calculated based on the Closing date Financial Statements prepared in accordance with Section 1.04 shall be determined and paid within ten (10) days after (i) the delivery of the Closing Date Financial Statements as provided in Section 1.04 or (ii) the resolution of and Objection thereto, if any, and that no Interim Financial Statements will be prepared. All references to the Interim Financial Statements in
Section 1.03 shall be deemed to be replaced with a reference to the Closing Date Financial Statements.

2. Sections 4.01(f) and 4.01(g) of the Purchase Agreement shall be deemed to be deleted and the parties agree that the Company will not declare a dividend to its Shareholders prior to the Closing.

3. The parties agree that the Company will authorize and declare a bonus in the aggregate amount of $600,000 ($200,000 per Shareholder) (the "Bonus"), which the parties agree shall be paid to the Shareholders by the Company as soon as practical after the company completes the Closing Date Financial Statements.

4. Each of the undersigned hereby waives any and all rights he or it may have under the Purchase Agreement to receive (i) the Interim Financial Statements, (ii) the Dividend Payment and (iii) the Purchase Price adjustment that was to have been based on the Interim Financial Statements and paid on or prior to the Closing Date, provided that the Shareholders in no respect waive Purchaser's obligation to pay, and their right to receive, (A) the Purchase Price adjustment that is based on the Aggregate Acquisition Amount of the Minority Interests and (B) the additional consideration to be paid pursuant to paragraph 5 of this Agreement. The parties agree that the Purchase Price adjustment, that additional consideration and the Bonus will be paid as soon as practicable after the Company completes the Closing Date Financial Statements subject to Section 1.04(b) and the last sentence of Section 1.04(c).

5. The parties hereto agree and confirm that as soon as practicable after receiving the Closing Date Financial Statements, the Company shall pay to Messrs. Gegenheimer, Sanders, and Blincoe additional consideration in an amount to each equal to such Shareholder's pro rata portion of the earnings of the company computed after Taxes and after deduction for earnings attributable to the Minority Interests for the period from May 31, 1996 through the Closing Date as set forth on the Closing Date Financial Statements, assuming that there have been no changes in the assets or liabilities set forth on the balance sheet included in the Closing Date Financial Statements from the assets and liabilities set forth on the Balance Sheet, other than changes in the ordinary course of business and consistent with past practice.

6. The parties agree that unless expressly and explicitly otherwise stated in the Other Agreements, (i) the obligations, convenants and agreements of the Shareholders under any such Other Agreement shall be the obligations, convenants and agreements of the applicable party or parties severally (and not jointly and severally) and (ii) the indemnification obligation of the Agreements shall be limited so that the Shareholders shall severally (and not jointly and severally) indemnify any of the Persons specified in Section 5.02 with respect to any Loss related to or arising from any breach of any covenant or agreement made or to be performed pursuant to any Other Agreement.

7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts provided that the counterpart bears the signature of the party sought to be bound.

8. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Texas, without regard to laws regarding choice or conflicts of laws.

9. Capitalized terms used in this Agreement and not defined have the meaning ascribed to them in the Purchase Agreement.

(signatures on next page)

    IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be executed under seal effective as of this 28th day of February, 1997.

                                    PURCHASER:

Attest:                             JOTAN, INC.


_________________________________    By: ___________________________________
    Its:  _______________________    Title: ________________________________

[CORPORATE SEAL]

                                    ACQUISITION:

Attest:                             SHC ACQUISITION CORP.


_________________________________    By: ___________________________________
    Its:  _______________________    Title: ________________________________

[CORPORATE SEAL]

                                    THE COMPANY:

Attest:                             SOUTHLAND HOLDING COMPANY


_________________________________    By:  ___________________________________
    Its:  _______________________    Title: _________________________________

[CORPORATE SEAL]

                                    THE SHAREHOLDERS:


                                    __________________________        (SEAL)
                                    LESTER G. GENGENHEIMER


                                    __________________________        (SEAL)
                                    JOHN L. SANDERS, JR.


                                    __________________________        (SEAL)
                                    WILLIAM P. BLINCOE, III




                    AGREEMENT REGARDING OTHER CONSIDERATION

    This AGREEMENT REGARDING OTHER CONSIDERATION ("Agreement") made and dated as of February 28, 1997 is executed by and among Jotan, Inc. ("Jotan"), SHC Acquisition Corp. ("Acquisition"), John L. Sanders, Jr. ("Sanders") and Southland Holding Company (the "Company");

    Whereas, Jotan, Acquisition, Sanders, the Company, Lester G. Gegenheimer and William P. Blincoe, III are all the parties to that certain Share Purchase Agreement entered into on December 19, 1996 (the "Purchase Agreement");

    Whereas, Acquisition is the assignee of Jotan's rights and obligations under the Purchase Agreement pursuant to that certain Assignment of Rights Under Share Purchase agreement of even date herewith; and

    Whereas, all the parties to the Purchase Agreement have entered into that certain Agreement Regarding the Purchase Price Adjustment, Bonus and Additional Consideration of even date herewith (the "Additional Consideration Agreement");

    Now Therefore, for and in consideration of Ten Dollars ($10) and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1. The parties hereto agree and confirm that as soon as practicable after receiving the Closing Date Financial Statements (as such term is referred to in the Additional Consideration Agreement), the Company shall pay to all of the third-part minority shareholders of each its subsidiaries an amount to each equal to their pro rata share of the earnings of the respective subsidiary computed after Taxes (as applicable to such subsidiary) in accordance with each such third-party minority shareholder's ownership percentage for the period from may 31, 1996 through the Closing date as set forth on the Closing date Financial Statements, assuming that there have been no changes in the assets or liabilities set forth on the respective balance sheets included in the Closing Date Financial Statements from the assets and liabilities set forth on the respective balance sheets of each respective subsidiary of the Company, other than changes in the ordinary course of business and consistent with past practice.

2. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts provided that the counterpart bears the signature of the party sought to be bound.

3. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Texas, without regard to laws regarding choice or conflicts of laws.

4. Capitalized terms used in this Agreement and not defined have the meaning ascribed to them in the Purchase Agreement.

    IN WITMESS WHEREOF, each of the undersigned have caused this Agreement to be executed under seal effective as of this 28th day of February, 1997.

                                    PURCHASER:

Attest:                             JOTAN, INC.



_________________________________    By:  __________________________________
    Its:  _______________________    Title: ________________________________

[CORPORATE SEAL]

                                    ACQUISITION:

Attest:                             SHC ACQUISITION CORP.



_________________________________    By:___________________________________
    Its:  _______________________    Title:_________________________________

[CORPORATE SEAL]

                                    THE COMPANY:

Attest:                             SOUTHLAND HOLDING COMPANY



__________________________________    By:___________________________________
    Its:  ________________________    Title:________________________________

[CORPORATE SEAL]

                                    SANDERS:



                                    __________________________        (SEAL)
                                    JOHN L. SANDERS, JR.